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                                                                   Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the America Online Latin America, Inc. 2000 Stock Plan of our report dated February 3, 2003 (except for the last paragraph of Note 12, as to which the date is February 17, 2003), with respect to the consolidated financial statements of America Online Latin America, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP


Ft. Lauderdale, Florida
April 3, 2003